Exhibit 10.21

                        MARSH & McLENNAN COMPANIES, INC.
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                  2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN
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                        MARSH & McLENNAN COMPANIES, INC.
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                  2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN
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1.   Purposes ..............................................................   1

2.   Definitions ...........................................................   1

3.   Administration ........................................................   3

     (a)   Authority of the Committee ......................................   3
     (b)   Manner of Exercise of Committee Authority .......................   4
     (c)   Limitation of Liability .........................................   5

4.   Eligibility ...........................................................   5

5.   Stock Subject to the Plan; Adjustments ................................   5

     (a)   Shares Reserved .................................................   5
     (b)   Manner of Counting Shares .......................................   6
     (c)   Type of Shares Distributable ....................................   6
     (d)   Adjustments .....................................................   6

6.   Specific Terms of Awards ..............................................   6

     (a)   General .........................................................   6
     (b)   Options .........................................................   6
     (c)   SARs ............................................................   7
     (d)   Restricted Stock ................................................   7
     (e)   Deferred Stock Units ............................................   8
     (f)   Stock Bonuses and Stock Awards in Lieu of Cash Awards ...........   9
     (g)   Dividend Equivalents ............................................   9
     (h)   Other Stock-Based Awards ........................................   9
     (i)   Unit-Based Awards ...............................................   9

7.   Certain Provisions Applicable to Awards ...............................   9

     (a)   Stand-Alone, Additional, Tandem and Substitute Awards ...........   9
     (b)   Terms of Awards .................................................  10
     (c)   Form of Payment Under Awards ....................................  10
     (d)   Buyouts .........................................................  10
     (e)   Cancellation and Rescission of Awards ...........................  10
     (f)   Awards to Participants Outside the United States ................  10

8.   Performance Awards ....................................................  10


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                        MARSH & McLENNAN COMPANIES, INC.
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                  2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN
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9.   Change in Control Provisions ..........................................  11

     (a)   Acceleration Upon Change in Control .............................  11
     (b)   "Change in Control" Defined .....................................  11
     (c)   "Change in Control Price" Defined ...............................  12
     (d)   Additional Payments .............................................  12
     (e)   Pooling of Interests ............................................  13

10.  General Provisions ....................................................  13
     (a)   Compliance with Legal and Exchange Requirements .................  13
     (b)   Nontransferability ..............................................  13
     (c)   No Right to Continued Employment ................................  14
     (d)   Taxes ...........................................................  14
     (e)   Changes to the Plan and Awards ..................................  14
     (f)   No Rights to Awards; No Stockholder Rights ......................  14
     (g)   Unfunded Status of Awards and Trusts ............................  14
     (h)   Nonexclusivity of the Plan ......................................  15
     (i)   No Fractional Shares ............................................  15
     (j)   Governing Law ...................................................  15
     (k)   Effective Date ..................................................  15
     (l)   Titles and Headings; Certain Terms ..............................  15


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                        MARSH & McLENNAN COMPANIES, INC.
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                  2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN
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       1.     PURPOSES.  The purposes of the 2000  Employee  Incentive and Stock
Award Plan are to advance the interests of Marsh & McLennan Companies, Inc. and its stockholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates, and to strengthen the mutuality of interest between such employees and the Company's stockholders. This Plan shall be the successor to the Marsh & McLennan Companies, Inc. 1997 Employee Incentive and Stock Award Plan.

       2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

       (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting stock of such entity or at least 20% of the ownership interests in such entity.

       (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock Unit, Stock Bonus or Stock Award in Lieu of Cash, Dividend Equivalent, Other Stock-Based Award, or Unit-Based Award, including Performance Awards granted to a Participant under the Plan.

       (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

       (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

       (e)    "Board" means the Board of Directors of the Company.

       (f) "Change in Control" means Change in Control as defined with related terms in Section 9.

       (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

       (h) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The Committee shall consist solely of two or more directors of the Company.

       (i) "Company" means Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

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       (j) "Deferred Stock Unit" means an award, granted to a Participant under
Section 6(e), representing the right to receive either Stock or cash or any combination thereof at the end of a specified deferral period.

       (k) "Dividend Equivalent" means a right, granted to a Participant under
Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company or any Subsidiary or Affiliate. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

       (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

       (m) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined by using the mean between the high and low selling prices of such Stock on the immediately preceding date (or, if the NYSE was not open that day, the next preceding day that the NYSE was open for trading and the Stock was traded) as reported for such date in the table titled "NYSE--Composite Transactions," contained in The Wall Street Journal or an equivalent successor table.

       (n) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock. No Options will qualify as incentive stock options within the meaning of Section 422 of the Code.

       (o) "Other Stock-Based Award" means a right, granted to a Participant under Section 6(h), that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or other securities of the Company or any Subsidiary or Affiliate, including, without limitation, rights convertible or exchangeable into Stock or such other securities, purchase rights for Stock or such other securities, and Awards with value or payment contingent upon performance of the Company, a Subsidiary, or Affiliate, or upon any other factor or performance condition designated by the Committee.

       (p) "Participant" means a person who, as an employee of the Company, a Subsidiary or Affiliate, has been granted an Award under the Plan.

       (q) "Performance Award" means an Award of one of the types specified in
Section 6 the grant, exercise, or settlement of which is subject to achievement of performance goals and other terms specified under Section 8.

       (r) "Plan" means this 2000 Employee Incentive and Stock Award Plan, as amended from time to time.

       (s) "Preexisting Plan and Share Resolutions" mean the 1997 Employee Incentive and Stock Award Plan and the resolutions adopted by the Board on November 16, 1993 (superseding resolutions adopted on March 17, 1992), as amended and supplemented by

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resolutions adopted on March 16, 1995 and May 15, 1996, relating to the authorization of two million (2,000,000) shares of Stock for deferred stock units or other compensation purposes.

       (t) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3).

       (u) "Restricted Stock" means an award of shares of Stock to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

       (v) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

       (w) "Stock" means the Common Stock, $1.00 par value per share, of the Company or such other securities as may be substituted or resubstituted therefor pursuant to Section 5.

       (x) "SAR" or "Stock Appreciation Right" means the right, granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, other Awards, or other property as specified in the Award or determined by the Committee.

       (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

       (z) "Unit-Based Award" means a unit, granted to a Participant under
Section 6(i), with value or payment contingent upon performance of the Company, a Subsidiary, or Affiliate, or upon any other factor or performance condition designated by the Committee.

       3.     ADMINISTRATION.

       (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

              (i)    to select Participants to whom Awards may be granted;

              (ii)   to designate Affiliates;

              (iii) to determine the type or types of Awards to be granted to each Participant;

              (iv) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of performance conditions relating to an Award, based

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       in each case on such  considerations  as the Committee shall  determine), and all other matters to be determined in connection with an Award;

              (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

              (vi) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant, and whether to create trusts and deposit Stock or other property therein;

              (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

              (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

              (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

              (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

       (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such

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other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Participant who is then subject to
Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3(d).

       (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

       4. ELIGIBILITY. Employees of the Company and Subsidiaries and Affiliates, other than senior executives who are then eligible to be granted awards under the 2000 Senior Executive Incentive and Stock Award Plan or any successor plan thereto, are eligible to be granted Awards under the Plan. In addition, any person who has been offered employment by the Company or a Subsidiary or Affiliate is eligible to be granted Awards under the Plan, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary or Affiliate.

       5.     STOCK SUBJECT TO THE PLAN; ADJUSTMENTS.

       (a) SHARES RESERVED. Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved for issuance in connection with Awards under the Plan shall be 40,000,000, plus the additional number of shares of Stock specified in the succeeding sentence. There shall be added to the number of shares of Stock reserved for issuance under this Section 5(a) the number of shares authorized and reserved for awards under the Preexisting Plan and Share Resolutions to the extent (A) that such shares were available for grants of awards under the Preexisting Plan and Share Resolutions immediately prior to the Effective Date or (B) that such shares were subject to outstanding awards under the Preexisting Plan and Share Resolutions and thereafter an event occurs or occurred (including expiration or forfeiture) which would result in such shares again being available for Awards under the Plan (as determined pursuant to Section 5(b)). No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares reserved under this Section 5(a). Shares of Stock issued under the Plan shall be counted against this limit in the manner specified in Section 5(b).

       (b) MANNER OF COUNTING SHARES. If any shares subject to an Award or award pursuant to the Preexisting Plan and Share Resolutions are or were forfeited, canceled, exchanged, or surrendered or such Award or award is or was settled in cash or otherwise terminates or was terminated without a distribution of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of or tax obligation relating to such an Award or award and (ii) the number of shares equal to the number surrendered in payment of any exercise or purchase price of or tax obligation relating to any Award or award, such number of shares will again be available for Awards under the Plan. The Committee may make

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determinations and adopt regulations for the counting of shares relating to any
Award to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

       (c) TYPE OF SHARES DISTRIBUTABLE. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

       (d) ADJUSTMENTS. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Award, and (iii) the exercise price, grant price, or purchase price relating to any Award.

       6.     SPECIFIC TERMS OF AWARDS.

       (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

       (b)    OPTIONS.   The   Committee  is  authorized  to  grant  Options  to
participants on the following terms and conditions:

              (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value.

              (ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Stock, other Awards, shares or units valued by reference to shares issued under any other plan of the Company or a Subsidiary or Affiliate (including shares or units subject to restrictions, so long as an equal number of shares issued upon exercise of the Option are subject to substantially similar restrictions), or notes or other property, and the methods by which Stock will be delivered or deemed to be delivered to Participants (including deferral of delivery of shares under a deferral arrangement).

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       (c)    SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

              (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or the Change in Control Price as defined in Section 9(c)) over
       (2) the grant price of the SAR as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant of such SAR (or, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

              (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. An SAR granted in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter.

       (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

              (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends thereon.

              (ii) Forfeiture. Upon termination of employment (as determined by the Committee) during the applicable restriction period, Restricted Stock, and any accrued but unpaid dividends or Dividend Equivalents, that is or are then subject to a risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents.

              (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate,

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       and the Company may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock.

              (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, Deferred Stock Units, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

       (e) DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants, subject to the following terms and conditions:

              (i) Award and Restrictions. Delivery of Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Deferred Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

              (ii) Forfeiture. Upon termination of employment (as determined by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Units), or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Deferred Stock Units relate, all Deferred Stock Units, and any accrued but unpaid Dividend Equivalents, that are at that time subject to a risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock Units and any accrued but unpaid Dividend Equivalents will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock Units and any accrued but unpaid Dividend Equivalents.

       (f) STOCK BONUSES AND STOCK AWARDS IN LIEU OF CASH AWARDS. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

       (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify.

       (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the

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terms and conditions of such Awards at the date of grant or thereafter. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

       (i) UNIT-BASED AWARDS. The Committee is authorized to grant to Participants Unit-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be paid or settled in cash, Stock, other Awards or property.

       7.     CERTAIN PROVISIONS APPLICABLE TO AWARDS.

       (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock which is granted, in connection with the substitution of awards granted under any other plan of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion, and may, to the extent the Committee determines necessary in order to preserve the value of such other award, be less than the Fair Market Value of a share on the date of grant of such substitute Award.

       (b) TERMS OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee.

       (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

       (d) BUYOUTS. The Committee may at any time offer to buy out any outstanding Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine.

       (e) CANCELLATION AND RESCISSION OF AWARDS. The Committee may provide in any Award Agreement that, in the event a Participant violates a term of the Award Agreement or other agreement with or policy of the Company or a Subsidiary or Affiliate, takes or omits to take actions that are deemed to be in competition with the Company or its Subsidiaries or Affiliates, an unauthorized solicitation of customers, suppliers, or employees of the Company or its Subsidiaries or Affiliates, or an unauthorized disclosure or misuse of proprietary or confidential information of the Company or its Subsidiaries or Affiliates, or takes or omits to take any other action as may be specified in the Award Agreement, the Participant shall be subject to forfeiture of such Award or portion, if any, of the Award as may then remain outstanding and also to forfeiture of any amounts of cash, Stock, other Awards, or other property received by the Participant upon exercise or settlement of such Award or in connection with such Award during such period (as the Committee may provide in the Award Agreement) prior to the occurrence which gives rise to the forfeiture.

       (f) AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7(f) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

       8. PERFORMANCE AWARDS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee shall specify the circumstances in which such Performance Awards shall be forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with Section 6 and this
Section 8.

       9.     CHANGE IN CONTROL PROVISIONS.

       (a) ACCELERATION UPON CHANGE IN CONTROL. Except as provided in Section 9(e) or in an Award Agreement, in the event of a "Change in Control," as defined in this Section:

              (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

              (ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to Awards shall be deemed to be fully achieved, and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

       (b) "CHANGE IN CONTROL" DEFINED. For purposes of the Plan, a "Change in Control" shall have occurred if:

              (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 9(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

              (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

              (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

       (c) "CHANGE IN CONTROL PRICE" DEFINED. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

       (d) ADDITIONAL PAYMENTS. If any payment attributable to any Award under the Plan or to any award under the Preexisting Plan and Share Resolutions (the "Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay at the time specified below an additional amount (the "Gross-Up Payment") such that the net amount retained by a Participant after deduction of any Excise Tax on such Payments and any federal, state and local income and employment tax and Excise Tax upon the payment provided for by this Section, shall be equal to the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(i) all payments or benefits received or to be received by a Participant in connection with a Change in Control of the Company or the Participant's termination of employment with the Company, a parent corporation thereof, a Subsidiary or Affiliate (pursuant to the Plan or any other plan, agreement or arrangement of the Company, its Subsidiaries or Affiliates) shall be treated as "parachute payments" within the meaning of

Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant such payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (ii) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of
(1) the total amount of the Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i) above); and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date such Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the Gross-Up Payment, the Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. Any Gross-Up Payment to be made to the Participant under this paragraph shall be payable within thirty (30) days of the date of the Change in Control.

       (e) POOLING OF INTERESTS. Notwithstanding the provisions of this Section 9, in the event that consummation of a Change in Control is contingent on the ability to account for such Change in Control under "pooling of interests" accounting methodology, the provisions of Sections 9(a) and 9(d) hereof shall not be implemented to the extent such implementation would prevent the Change in Control transaction from being accounted for in such manner. In such event, the Committee may in its discretion take such action as it deems appropriate, without precluding the Change in Control transaction from being so accounted for, to enable holders of Awards to realize substantially similar economic results as would have been realized through application of Sections 9(a) and 9(d) hereof.

       10.    GENERAL PROVISIONS.

       (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

       (b) NONTRANSFERABILITY. Except as otherwise provided in this Section 10(b), Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a designation of a Beneficiary, and Awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In addition, except as otherwise provided in this Section 10(b), no rights under the Plan may be pledged, mortgaged, hypothecated, or otherwise encumbered, or subject to the claims of creditors. The foregoing notwithstanding, the Committee may, in its sole discretion, provide that Awards (or rights or interests therein) shall be transferable, including permitting transfers, without consideration, to a Participant's immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

       (c) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's employment at any time.

       (d) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

       (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially adversely affect the rights of such Participant under such Award. Following the occurrence of a Change in Control, the Board may not terminate this Plan or amend this Plan with respect to Awards that have already been granted in any manner adverse to employees.

       (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

       (g) UNFUNDED STATUS OF AWARDS AND TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock or other assets for delivery to the Participant in satisfaction of the Company's obligations under any Award. If so provided by the Committee, upon such a deposit of Stock or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Stock and other payments under this Plan a right to receive the assets of the trust (to the extent that the deposited Stock or other assets represented the full amount of the Company's obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

       (h) NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

       (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

       (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

       (k) EFFECTIVE DATE. The Plan shall become effective upon approval by the Board of Directors (the "Effective Date").

       (l) TITLES AND HEADINGS; CERTAIN TERMS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term "including," when used in the Plan, means in each case "including without limitation."